Filed Pursuant to Rule 433
Registration No. 333-133007
August 2, 2006
FREE WRITING PROSPECTUS
(To the Prospectus dated April 5, 2006,
Prospectus Supplement dated July 3, 2006
and the Product Supplement dated July 31, 2006)

HSBC USA INC.
Reverse Convertible Notes

Terms used in this free writing prospectus are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. ***The notes are not principal protected, and you may lose some or all of your principal.***

This free writing prospectus relates to ten separate note offerings; each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

- **Offering Period End Date**: August 16, 2006 at 2:00 p.m.
- **Initial Public Offering Price**: 100%
- **Initial Valuation Date**: August 16, 2006
- **Issue Date**: August 23, 2006
- **Final Valuation Date**: August 16, 2007
- **Maturity Date**: August 23, 2007
- **Interest Payment Dates**: Each quarterly anniversary of the issue date (or if that day is not a business day, the following business day), commencing on November 23, 2006 and ending on the maturity date.
- **Initial Price**: Market price of the reference asset on the initial valuation date.
- **Listing**: The notes will not be listed on any U.S. securities exchange or quotation system.

Reference Asset / Reference Issuer (Ticker)	Page Number	Interest Rate (per Annum)	Barrier Level	Barrier Price	Principal Amount	Agent's Discount Per Note / Total[1]	Proceeds to Us Per Note / Total	CUSIP / ISIN	Note Issuance #
XM Satellite Radio Holdings Inc. (XMSR)	FWP-5	18.00%	70%	$[●]	$[●]	TBD	TBD	[●] / [●]	[●]
NYSE Group, Inc. (NYX)	FWP-6	16.00%	80%	$[●]	$[●]	TBD	TBD	[●] / [●]	[●]
JetBlue Airways Corporation (JBLU)	FWP-7	15.50%	70%	$[●]	$[●]	TBD	TBD	[●] / [●]	[●]
Advanced Micro Devices, Inc. (AMD)	FWP-8	15.00%	70%	$[●]	$[●]	TBD	TBD	[●] / [●]	[●]
Netflix, Inc. (NFLX)	FWP-9	14.00%	60%	$[●]	$[●]	TBD	TBD	[●] / [●]	[●]
Corning Incorporated (GLW)	FWP-10	14.00%	80%	$[●]	$[●]	TBD	TBD	[●] / [●]	[●]
Apple Computer, Inc. (AAPL)	FWP-11	13.00%	80%	$[●]	$[●]	TBD	TBD	[●] / [●]	[●]
Petroleo Brasileiro S.A. - Petrobras (PBR) - ADS	FWP-12	12.00%	80%	$[●]	$[●]	TBD	TBD	[●] / [●]	[●]
Best Buy Co., Inc. (BBY)	FWP-13	12.00%	80%	$[●]	$[●]	TBD	TBD	[●] / [●]	[●]
Texas Instruments Incorporated (TXN)	FWP-14	10.00%	80%	$[●]	$[●]	TBD	TBD	[●] / [●]	[●]

(1) Agent's discount may vary but will be no more than the amount listed in "Agent's Discount per Note / Total," above.

See "Risk Factors" in this free writing prospectus beginning on page FWP-2, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC SECURITIES (USA) INC.

August 2, 2006

HSBC

GENERAL TERMS

This free writing prospectus relates to ten separate note offerings; each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated July 3, 2006 and the product supplement dated July 31, 2006. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

HSBC USA Inc. has filed a registration statement (including a prospectus, prospectus supplement and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and product supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC USA Inc., the agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1-888-800-4722.

You may also obtain:

•                  the product supplement at www.sec.gov/Archives/edgar/data/83246/000110465906049988/a06-17097_1424b2.htm;

•                  the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000110465906045146/a06-14758_3424b2.htm; and

•                  the prospectus at www.sec.gov/Archives/edgar/data/83246/000110465906022455/a05-22289_1s3asr.htm.

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in the notes is not equivalent to investing directly in the reference assets. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review “Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•                  “— Risks Relating to All Note Issuances”; and

•                  “— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset”.

1)             The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested. You will lose some or all of your principal if both of the following are true:  (a) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A $1,000 investment in the notes will pay $1,000 at maturity if, and only if, either of the following is true:  (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive will be less than the principal amount of your notes and may be zero. Accordingly, you may lose the entire principal amount of your notes.

We cannot predict the final price of any reference asset on the final valuation date.

2)             You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

FWP-2

3)             Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” beginning on page FWP-3 of this free writing prospectus and “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement and this free writing prospectus do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. A $1,000 investment in the notes will pay $1,000 at maturity unless: (a) the final price of the reference asset is lower than the initial price of the reference asset and (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset on any day is below the barrier price. If the conditions described in (a) and (b) are both true, at maturity you will receive the physical delivery amount (with any fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

In the event that the maturity date is postponed or extended as described under “Specific Terms of the Notes – Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity is in physical shares of the reference asset, you will receive a number of shares referred to as the “physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your notes by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this free writing prospectus, and interest payments will be made on the interest payment dates specified on the front cover of this free writing prospectus. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see “Description of the Notes — Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

FWP-3

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations.”  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section “Information Regarding the Reference Asset and the Referent Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of that reference asset for each quarter in the period from January 1, 2002 through June 30, 2006 and for the period from July 1, 2006 through July 31, 2006 (except the description of NYSE Group, Inc., which includes historical prices since March 8, 2006). We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

Hypothetical Examples

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a $1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•                  If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive $1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price.

•                  If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive $1,000 at maturity.

•                  If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash).

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

FWP-4

XM Satellite Radio Holdings Inc. (XMSR)

According to publicly available information, XM Satellite Radio Holdings Inc. (“XM Satellite”) provides music, news, talk, information, entertainment and sports programming for reception by vehicle, home and portable radios nationwide and over the internet. XM Satellite’s full channel lineup, as of January 31, 2006, includes over 160 channels, featuring 67 commercial-free music channels; 34 news, talk and entertainment channels; 39 sports channels; 21 instant traffic and weather channels; and one emergency alert channel. XM Satellite broadcasts from its studios in Washington, DC, New York City, including Jazz at Lincoln Center, and the Country Music Hall of Fame in Nashville.

XM Satellite’s SEC file number is  000-27441.

Historical Performance of XM Satellite

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	19.20	10.70	13.77
June 28, 2002	14.70	6.26	7.25
September 30, 2002	7.70	2.63	3.90
December 31, 2002	4.12	1.66	2.69
March 31, 2003	6.90	2.40	5.89
June 30, 2003	13.28	5.56	10.99
September 30, 2003	16.90	10.02	15.50
December 31, 2003	27.30	15.56	26.29
March 31, 2004	29.96	20.55	27.93
June 30, 2004	30.96	20.35	27.29
September 30, 2004	31.52	23.55	31.02
December 31, 2004	40.89	27.50	37.62
March 31, 2005	38.28	27.99	31.63
June 30, 2005	34.83	26.16	33.66
September 30, 2005	37.31	32.57	35.91
December 30, 2005	36.91	26.99	27.28
March 31, 2006	30.46	19.66	22.27
June 30, 2006	24.21	12.77	14.65
July 1, 2006 through July 31, 2006	14.98	9.63	11.60

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 18.00% interest rate on the notes among interest on the Deposit and Put Premium, [•]% constitutes interest on the Deposit and [•]% constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “— Hypothetical Examples” above for more information.

Reference Asset:	XM Satellite
Initial Price:	$[•]
Barrier Price:	$[•]
Interest Rate:	18.00% per annum
Physical Delivery Amount:	[•] shares (with any fractional shares paid in cash)
Term of Notes:	1 year
Reinvestment Rate for Note Interest:	0%

Table of Hypothetical Returns

Final Price (% Change)		Investment in the Notes	Investment in the Reference Asset
+	100%	18.00%	100.00%
+	90%	18.00%	90.00%
+	80%	18.00%	80.00%
+	70%	18.00%	70.00%
+	60%	18.00%	60.00%
+	50%	18.00%	50.00%
+	40%	18.00%	40.00%
+	30%	18.00%	30.00%
+	20%	18.00%	20.00%
+	10%	18.00%	10.00%
	0%	18.00%	0.00%

		Barrier Price Ever Breached?
		YES	NO
-	10%	8.00%	18.00%	-10.00%
-	20%	-2.00%	18.00%	-20.00%
-	30%	-12.00%	18.00%	-30.00%
-	40%	-22.00%	N/A	-40.00%
-	50%	-32.00%	N/A	-50.00%
-	60%	-42.00%	N/A	-60.00%
-	70%	-52.00%	N/A	-70.00%
-	80%	-62.00%	N/A	-80.00%
-	90%	-72.00%	N/A	-90.00%
-	100%	-82.00%	N/A	-100.00%

FWP-5

NYSE Group, Inc. (NYX)

According to publicly available information, NYSE Group, Inc. (“NYSE Group”) was organized on May 2, 2005.  As of December 31, 2005 and up until March 7, 2006, NYSE Group had no assets (other than the $200 it received on December 29, 2005 from the sale of one share of its common stock to each of New York Stock Exchange, Inc. (“NYSE Inc.”) and Archipelago Holdings, Inc. (“Archipelago”)) and had not conducted any material activities other than those incident to its formation.  On March 7, 2006, upon the consummation of the merger of NYSE Inc. and Archipelago, NYSE Group became the parent company of New York Stock Exchange LLC (“NYSE”), which is the successor to NYSE Inc., and Archipelago.  NYSE Group is a holding company that, through its subsidiaries, operates and regulates two securities exchanges: the NYSE and NYSE Arca.  It is a leading provider of securities listing, trading and information products and services.  The NYSE is the world’s largest and most liquid cash equities exchange.  As of March 3, 2006, 2,684 issuers, which include operating companies, closed-end funds and exchange traded funds, were listed on the NYSE.  Its listed operating companies represent a total global market capitalization of over $22.5 trillion.  NYSE Arca is the first open, all electronic stock exchange in the United States.  It is also an exchange for trading equity options.  Through NYSE Arca, customers can trade over 8,000 equity securities and over 175,000 options products.

NYSE Group’s SEC file number is 001-32829

Historical Performance of NYSE Group

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 31, 2006	90.35	66.98	79.25
June 30, 2006	80.45	48.62	68.48
July 1, 2006 through July 31, 2006	69.50	58.21	62.19

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 16.00% interest rate on the notes among interest on the Deposit and Put Premium, [•]% constitutes interest on the Deposit and [•]% constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below.  See “— Hypothetical Examples” above for more information.

Reference Asset:	NYSE Group
Initial Price:	$[•]
Barrier Price:	$[•]
Interest Rate:	16.00% per annum
Physical Delivery Amount:	[•] shares (with any fractional shares paid in cash)
Term of Notes:	1 year
Reinvestment Rate for Note Interest:	0%

Table of Hypothetical Returns

Final Price (% Change)		Investment in the Notes	Investment in the Reference Asset
+	100%	16.00%	100.00%
+	90%	16.00%	90.00%
+	80%	16.00%	80.00%
+	70%	16.00%	70.00%
+	60%	16.00%	60.00%
+	50%	16.00%	50.00%
+	40%	16.00%	40.00%
+	30%	16.00%	30.00%
+	20%	16.00%	20.00%
+	10%	16.00%	10.00%
	0%	16.00%	0.00%

		Barrier Price Ever Breached?
		YES	NO
-	10%	6.00%	16.00%	-10.00%
-	20%	-4.00%	16.00%	-20.00%
-	30%	-14.00%	N/A	-30.00%
-	40%	-24.00%	N/A	-40.00%
-	50%	-34.00%	N/A	-50.00%
-	60%	-44.00%	N/A	-60.00%
-	70%	-54.00%	N/A	-70.00%
-	80%	-64.00%	N/A	-80.00%
-	90%	-74.00%	N/A	-90.00%
-	100%	-84.00%	N/A	-100.00%

FWP-6

JetBlue Airways Corporation (JBLU)

According to publicly available information, JetBlue Airways Corporation (“JetBlue”) is a low-cost passenger airline that currently serves 34 destinations in 15 states, Puerto Rico, the Dominican Republic and The Bahamas.  For the year ended December 31, 2005, JetBlue was the 9th largest passenger carrier in the United States based on revenue passenger miles

JetBlue’s SEC file number is 000-49728.

Historical Performance of JetBlue

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	N/A	N/A	N/A
June 28, 2002	16.34	8.00	13.50
September 30, 2002	14.39	10.67	11.95
December 31, 2002	12.59	8.81	12.00
March 31, 2003	13.32	10.29	12.32
June 30, 2003	19.03	12.11	18.66
September 30, 2003	27.82	18.36	27.06
December 31, 2003	31.43	16.96	17.68
March 31, 2004	19.58	13.53	16.83
June 30, 2004	20.67	16.01	19.59
September 30, 2004	19.58	13.40	13.95
December 31, 2004	17.55	13.25	15.48
March 31, 2005	15.64	11.37	12.69
June 30, 2005	15.63	12.04	13.63
September 30, 2005	15.23	11.39	11.73
December 30, 2005	16.85	11.34	15.38
March 31, 2006	14.91	9.65	10.72
June 30, 2006	12.92	8.93	12.14
July 1, 2006 through July 31, 2006	12.65	10.35	10.69

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 15.50% interest rate on the notes among interest on the Deposit and Put Premium, [•]% constitutes interest on the Deposit and [•]% constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below.  See “— Hypothetical Examples” above for more information.

Reference Asset:	JetBlue
Initial Price:	$[•]
Barrier Price:	$[•]
Interest Rate:	15.50% per annum
Physical Delivery Amount:	[•] shares (with any fractional shares paid in cash)
Term of Notes:	1 year
Reinvestment Rate for Note Interest:	0%

Table of Hypothetical Returns

Final Price (% Change)		Investment in the Notes	Investment in the Reference Asset
+	100%	15.50%	100.00%
+	90%	15.50%	90.00%
+	80%	15.50%	80.00%
+	70%	15.50%	70.00%
+	60%	15.50%	60.00%
+	50%	15.50%	50.00%
+	40%	15.50%	40.00%
+	30%	15.50%	30.00%
+	20%	15.50%	20.00%
+	10%	15.50%	10.00%
	0%	15.50%	0.00%

		Barrier Price Ever Breached?
		YES	NO
-	10%	5.50%	15.50%	-10.00%
-	20%	-4.50%	15.50%	-20.00%
-	30%	-14.50%	15.50%	-30.00%
-	40%	-24.50%	N/A	-40.00%
-	50%	-34.50%	N/A	-50.00%
-	60%	-44.50%	N/A	-60.00%
-	70%	-54.50%	N/A	-70.00%
-	80%	-64.50%	N/A	-80.00%
-	90%	-74.50%	N/A	-90.00%
-	100%	-84.50%	N/A	-100.00%

FWP-7

Advanced Micro Devices, Inc. (AMD)

According to publicly available information, Advanced Micro Devices, Inc. (“Advanced Micro”) has manufacturing or testing facilities in the United States, Europe and Asia, and sales offices throughout the world.  Advanced Micro designs, manufactures and markets microprocessor solutions for the computing, communications and consumer electronics markets.

Advanced Micro’s SEC file number is 001-07882.

Historical Performance of Advanced Micro

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	20.60	12.63	14.71
June 28, 2002	15.30	6.26	9.72
September 30, 2002	10.88	5.50	5.34
December 31, 2002	9.60	3.10	6.46
March 31, 2003	7.79	4.78	6.18
June 30, 2003	8.59	5.80	6.41
September 30, 2003	12.87	6.25	11.11
December 31, 2003	18.50	11.01	14.90
March 31, 2004	17.50	13.60	16.23
June 30, 2004	17.60	13.65	15.90
September 30, 2004	15.90	10.76	13.00
December 31, 2004	24.95	13.09	22.02
March 31, 2005	22.30	14.63	16.12
June 30, 2005	18.34	14.08	17.34
September 30, 2005	25.75	17.22	25.20
December 30, 2005	31.84	20.22	30.60
March 31, 2006	42.70	30.88	33.16
June 30, 2006	35.75	23.46	24.42
July 1, 2006 through July 31, 2006	24.72	16.90	19.39

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 15.00% interest rate on the notes among interest on the Deposit and Put Premium, [•]% constitutes interest on the Deposit and [•]% constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below.  See “— Hypothetical Examples” above for more information.

Reference Asset:	Advanced Micro
Initial Price:	$[•]
Barrier Price:	$[•]
Interest Rate:	15.00% per annum
Physical Delivery Amount:	[•] shares (with any fractional shares paid in cash)
Term of Notes:	1 year
Reinvestment Rate for Note Interest:	0%

Table of Hypothetical Returns

Final Price (% Change)		Investment in the Notes	Investment in the Reference Asset
+	100%	15.00%	100.00%
+	90%	15.00%	90.00%
+	80%	15.00%	80.00%
+	70%	15.00%	70.00%
+	60%	15.00%	60.00%
+	50%	15.00%	50.00%
+	40%	15.00%	40.00%
+	30%	15.00%	30.00%
+	20%	15.00%	20.00%
+	10%	15.00%	10.00%
	0%	15.00%	0.00%

		Barrier Price Ever Breached?
		YES	NO
-	10%	5.00%	15.00%	-10.00%
-	20%	-5.00%	15.00%	-20.00%
-	30%	-15.00%	15.00%	-30.00%
-	40%	-25.00%	N/A	-40.00%
-	50%	-35.00%	N/A	-50.00%
-	60%	-45.00%	N/A	-60.00%
-	70%	-55.00%	N/A	-70.00%
-	80%	-65.00%	N/A	-80.00%
-	90%	-75.00%	N/A	-90.00%
-	100%	-85.00%	N/A	-100.00%

FWP-8

Netflix, Inc. (NFLX)

According to publicly available information, Netflix, Inc. (“Netflix”) is an online movie rental subscription service providing subscribers access to a library of movie, television and other filmed entertainment titles.  Netflix ships and receives DVDs throughout the United States.  Netflix maintains a nationwide network of shipping centers that allow Netflix to provide delivery and return service to its subscribers.

Netflix’s SEC file number is 000-49802

Historical Performance of Netflix

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	N/A	N/A	N/A
June 28, 2002	8.70	5.90	7.00
September 30, 2002	9.10	4.83	4.85
December 31, 2002	6.50	2.43	5.51
March 31, 2003	11.17	5.34	10.18
June 30, 2003	13.18	9.03	12.78
September 30, 2003	20.12	11.28	16.78
December 31, 2003	30.50	16.70	27.35
March 31, 2004	39.77	26.90	34.12
June 30, 2004	38.62	25.17	36.00
September 30, 2004	36.07	13.85	15.42
December 31, 2004	19.60	9.25	12.33
March 31, 2005	13.12	8.91	10.85
June 30, 2005	19.27	10.51	16.41
September 30, 2005	26.65	16.00	25.99
December 30, 2005	30.25	22.54	27.06
March 31, 2006	29.92	23.09	28.99
June 30, 2006	33.12	25.80	27.21
July 1, 2006 through July 31, 2006	27.56	18.59	20.69

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 14.00% interest rate on the notes among interest on the Deposit and Put Premium, [•]% constitutes interest on the Deposit and [•]% constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below.  See “— Hypothetical Examples” above for more information.

Reference Asset:	Netflix
Initial Price:	$[•]
Barrier Price:	$[•]
Interest Rate:	14.00% per annum
Physical Delivery Amount:	[•] shares (with any fractional shares paid in cash)
Term of Notes:	1 year
Reinvestment Rate for Note Interest:	0%

Table of Hypothetical Returns

Final Price (% Change)		Investment in the Notes	Investment in the Reference Asset
+	100%	14.00%	100.00%
+	90%	14.00%	90.00%
+	80%	14.00%	80.00%
+	70%	14.00%	70.00%
+	60%	14.00%	60.00%
+	50%	14.00%	50.00%
+	40%	14.00%	40.00%
+	30%	14.00%	30.00%
+	20%	14.00%	20.00%
+	10%	14.00%	10.00%
	0%	14.00%	0.00%

		Barrier Price Ever Breached?
		YES	NO
-	10%	4.00%	14.00%	-10.00%
-	20%	-6.00%	14.00%	-20.00%
-	30%	-16.00%	14.00%	-30.00%
-	40%	-26.00%	14.00%	-40.00%
-	50%	-36.00%	N/A	-50.00%
-	60%	-46.00%	N/A	-60.00%
-	70%	-56.00%	N/A	-70.00%
-	80%	-66.00%	N/A	-80.00%
-	90%	-76.00%	N/A	-90.00%
-	100%	-86.00%	N/A	-100.00%

FWP-9

Corning Incorporated (GLW)

According to publicly available information, Corning Incorporated (“Corning”) is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences.  Corning’s Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays.  The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. Corning’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products.  The Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

Corning’s SEC file number is 001-03247.

Historical Performance of Corning

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	11.15	6.14	7.62
June 28, 2002	7.95	2.80	3.55
September 30, 2002	4.50	1.36	1.60
December 31, 2002	5.00	1.10	3.31
March 31, 2003	6.40	3.34	5.84
June 30, 2003	8.49	5.27	7.39
September 30, 2003	10.06	7.15	9.42
December 31, 2003	12.34	9.23	10.43
March 31, 2004	13.89	10.00	11.18
June 30, 2004	13.19	10.08	13.06
September 30, 2004	13.03	9.29	11.08
December 31, 2004	12.96	10.16	11.77
March 31, 2005	12.40	10.61	11.13
June 30, 2005	17.08	10.97	16.62
September 30, 2005	21.95	16.03	19.33
December 30, 2005	21.62	16.61	19.66
March 31, 2006	28.28	19.35	26.92
June 30, 2006	29.61	20.39	24.19
July 1, 2006 through July 31, 2006	24.68	18.08	19.07

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 14.00% interest rate on the notes among interest on the Deposit and Put Premium, [•]% constitutes interest on the Deposit and [•]% constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below.  See “— Hypothetical Examples” above for more information.

Reference Asset:	Corning
Initial Price:	$[•]
Barrier Price:	$[•]
Interest Rate:	14.00% per annum
Physical Delivery Amount:	[•] shares (with any fractional shares paid in cash)
Term of Notes:	1 year
Reinvestment Rate for Note Interest:	0%

Table of Hypothetical Returns

Final Price (% Change)		Investment in the Notes	Investment in the Reference Asset
+	100%	14.00%	100.00%
+	90%	14.00%	90.00%
+	80%	14.00%	80.00%
+	70%	14.00%	70.00%
+	60%	14.00%	60.00%
+	50%	14.00%	50.00%
+	40%	14.00%	40.00%
+	30%	14.00%	30.00%
+	20%	14.00%	20.00%
+	10%	14.00%	10.00%
	0%	14.00%	0.00%

		Barrier Price Ever Breached?
		YES	NO
-	10%	4.00%	14.00%	-10.00%
-	20%	-6.00%	14.00%	-20.00%
-	30%	-16.00%	N/A	-30.00%
-	40%	-26.00%	N/A	-40.00%
-	50%	-36.00%	N/A	-50.00%
-	60%	-46.00%	N/A	-60.00%
-	70%	-56.00%	N/A	-70.00%
-	80%	-66.00%	N/A	-80.00%
-	90%	-76.00%	N/A	-90.00%
-	100%	-86.00%	N/A	-100.00%

FWP-10

Apple Computer, Inc. (AAPL)

According to publicly available information, Apple Computer, Inc. (“Apple”) designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. Apple also designs, develops, and markets a line of portable digital music players along with related accessories and services.

Apple’s SEC file number is 000-10030.

Historical Performance of Apple

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	12.99	10.13	11.84
June 28, 2002	13.09	7.99	8.86
September 30, 2002	9.40	6.90	7.25
December 31, 2002	8.69	6.68	7.17
March 31, 2003	7.69	6.78	7.07
June 30, 2003	9.85	6.36	9.53
September 30, 2003	11.66	9.26	10.36
December 31, 2003	12.51	9.63	10.69
March 31, 2004	14.07	10.59	13.52
June 30, 2004	17.10	12.75	16.27
September 30, 2004	19.64	14.37	19.38
December 31, 2004	34.79	18.83	32.20
March 31, 2005	45.44	31.30	41.67
June 30, 2005	44.45	33.11	36.81
September 30, 2005	54.56	36.29	53.61
December 30, 2005	75.46	47.87	71.89
March 31, 2006	86.40	57.67	62.72
June 30, 2006	73.80	55.41	57.27
July 1, 2006 through July 31, 2006	68.63	50.16	67.96

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 13.00% interest rate on the notes among interest on the Deposit and Put Premium, [•]% constitutes interest on the Deposit and [•]% constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “— Hypothetical Examples” above for more information.

Reference Asset:	Apple
Initial Price:	$[•]
Barrier Price:	$[•]
Interest Rate:	13.00% per annum
Physical Delivery Amount:	[•] shares (with any fractional shares paid in cash)
Term of Notes:	1 year
Reinvestment Rate for Note Interest:	0%

Table of Hypothetical Returns

Final Price (% Change)		Investment in the Notes	Investment in the Reference Asset
+	100%	13.00%	100.00%
+	90%	13.00%	90.00%
+	80%	13.00%	80.00%
+	70%	13.00%	70.00%
+	60%	13.00%	60.00%
+	50%	13.00%	50.00%
+	40%	13.00%	40.00%
+	30%	13.00%	30.00%
+	20%	13.00%	20.00%
+	10%	13.00%	10.00%
	0%	13.00%	0.00%

		Barrier Price Ever Breached?
		YES	NO
-	10%	3.00%	13.00%	-10.00%
-	20%	-7.00%	13.00%	-20.00%
-	30%	-17.00%	N/A	-30.00%
-	40%	-27.00%	N/A	-40.00%
-	50%	-37.00%	N/A	-50.00%
-	60%	-47.00%	N/A	-60.00%
-	70%	-57.00%	N/A	-70.00%
-	80%	-67.00%	N/A	-80.00%
-	90%	-77.00%	N/A	-90.00%
-	100%	-87.00%	N/A	-100.00%

FWP-11

Petróleo Brasileiro S.A. – Petrobras (PBR) - ADS

According to publicly available information, Petróleo Brasileiro S.A. — Petrobras (“Petrobras”) is controlled by the Brazilian federal government but also has common and preferred shares that are publicly traded. Petrobras engages in a broad range of oil and gas activities, including the following segments: Exploration and Production; Refining, Transportation and Marketing; Distribution; and Natural Gas and Power. The Exploration and Production segment encompasses exploration, development and production activities in Brazil. The Refining, Transportation and Marketing segment includes refining, logistics, transportation and the purchase of crude oil, as well as the purchase and sale of oil products and fuel alcohol. The Distribution segment encompasses oil product and fuel alcohol distribution activities conducted by a majority owned subsidiary. The Natural Gas and Power segment includes the purchase, sale and transportation of natural gas produced in or imported into Brazil, as well as domestic electric energy commercialization activities and investments in domestic natural gas transportation companies, state owned natural gas distributors and gas-fired power plants.

Petrobras’ SEC file number is 001-15106.

Historical Performance of Petrobras

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	27.35	19.75	26.47
June 28, 2002	27.42	15.65	18.86
September 30, 2002	18.87	9.34	10.73
December 31, 2002	16.25	9.52	14.94
March 31, 2003	17.95	12.84	15.15
June 30, 2003	21.13	15.36	19.76
September 30, 2003	24.74	18.40	22.93
December 31, 2003	29.35	23.00	29.24
March 31, 2004	34.82	28.36	33.50
June 30, 2004	35.64	23.69	28.07
September 30, 2004	36.10	26.60	35.25
December 31, 2004	40.57	33.80	39.78
March 31, 2005	50.20	37.21	44.18
June 30, 2005	53.27	40.16	52.13
September 30, 2005	74.20	49.35	71.49
December 30, 2005	73.95	58.03	71.27
March 31, 2006	94.97	72.66	86.67
June 30, 2006	107.45	69.00	89.31
July 1, 2006 through July 31, 2006	92.76	84.15	91.88

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 12.00% interest rate on the notes among interest on the Deposit and Put Premium, [•]% constitutes interest on the Deposit and [•]% constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “— Hypothetical Examples” above for more information.

Reference Asset:	Petrobras
Initial Price:	$[•]
Barrier Price:	$[•]
Interest Rate:	12.00% per annum
Physical Delivery Amount:	[•] shares (with any fractional shares paid in cash)
Term of Notes:	1 year
Reinvestment Rate for Note Interest:	0%

Table of Hypothetical Returns

Final Price (% Change)		Investment in the Notes	Investment in the Reference Asset
+	100%	12.00%	100.00%
+	90%	12.00%	90.00%
+	80%	12.00%	80.00%
+	70%	12.00%	70.00%
+	60%	12.00%	60.00%
+	50%	12.00%	50.00%
+	40%	12.00%	40.00%
+	30%	12.00%	30.00%
+	20%	12.00%	20.00%
+	10%	12.00%	10.00%
	0%	12.00%	0.00%

		Barrier Price Ever Breached?
		YES	NO
-	10%	2.00%	12.00%	-10.00%
-	20%	-8.00%	12.00%	-20.00%
-	30%	-18.00%	N/A	-30.00%
-	40%	-28.00%	N/A	-40.00%
-	50%	-38.00%	N/A	-50.00%
-	60%	-48.00%	N/A	-60.00%
-	70%	-58.00%	N/A	-70.00%
-	80%	-68.00%	N/A	-80.00%
-	90%	-78.00%	N/A	-90.00%
-	100%	-88.00%	N/A	-100.00%

FWP-12

Best Buy Co., Inc. (BBY)

According to publicly available information, Best Buy Co., Inc. (“Best Buy”) is a specialty retailer of consumer electronics, home-office products, entertainment software, appliances and related services. Best Buy operates retail stores and commercial websites under the brand names Best Buy, Future Ship, Magnolia Audio Video and Geek Squad.

Best Buy’s SEC file number is 001-09595

Historical Performance of Best Buy

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	35.83	29.00	35.20
June 28, 2002	35.44	22.33	24.20
September 30, 2002	24.87	12.33	14.87
December 31, 2002	20.30	11.33	16.10
March 31, 2003	20.82	15.77	17.98
June 30, 2003	29.95	17.03	29.28
September 30, 2003	36.07	26.41	31.68
December 31, 2003	41.80	31.63	34.83
March 31, 2004	36.70	30.10	34.48
June 30, 2004	37.50	32.69	33.83
September 30, 2004	36.68	29.25	36.16
December 31, 2004	41.47	35.83	39.61
March 31, 2005	40.48	33.91	36.01
June 30, 2005	46.91	31.93	45.70
September 30, 2005	53.17	40.40	43.53
December 30, 2005	51.65	40.66	43.48
March 31, 2006	57.69	43.32	55.93
June 30, 2006	59.50	48.69	54.84
July 1, 2006 through July 31, 2006	55.51	43.51	45.34

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 12.00% interest rate on the notes among interest on the Deposit and Put Premium, [•]% constitutes interest on the Deposit and [•]% constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “— Hypothetical Examples” above for more information.

Reference Asset:	Best Buy
Initial Price:	$[•]
Barrier Price:	$[•]
Interest Rate:	12.00% per annum
Physical Delivery Amount:	[•] shares (with any fractional shares paid in cash)
Term of Notes:	1 year
Reinvestment Rate for Note Interest:	0%

Table of Hypothetical Returns

Final Price (% Change)		Investment in the Notes	Investment in the Reference Asset
+	100%	12.00%	100.00%
+	90%	12.00%	90.00%
+	80%	12.00%	80.00%
+	70%	12.00%	70.00%
+	60%	12.00%	60.00%
+	50%	12.00%	50.00%
+	40%	12.00%	40.00%
+	30%	12.00%	30.00%
+	20%	12.00%	20.00%
+	10%	12.00%	10.00%
	0%	12.00%	0.00%

		Barrier Price Ever Breached?
		YES	NO
-	10%	2.00%	12.00%	-10.00%
-	20%	-8.00%	12.00%	-20.00%
-	30%	-18.00%	N/A	-30.00%
-	40%	-28.00%	N/A	-40.00%
-	50%	-38.00%	N/A	-50.00%
-	60%	-48.00%	N/A	-60.00%
-	70%	-58.00%	N/A	-70.00%
-	80%	-68.00%	N/A	-80.00%
-	90%	-78.00%	N/A	-90.00%
-	100%	-88.00%	N/A	-100.00%

FWP-13

Texas Instruments Incorporated (TXN)

According to publicly available information, Texas Instruments Incorporated (“Texas Instruments”) is headquartered in Dallas, Texas, and has manufacturing, design or sales operations in more than 25 countries. Texas Instruments’ business segments in 2005 were: (1) Semiconductor, which accounted for 87 percent of its revenue in 2005; (2) Educational & Productivity Solutions, which accounted for 4 percent of its revenue and (3) Sensors & Controls, which accounted for 9 percent of its revenue and which was sold to affiliates of Bain Capital, LLC on April 27, 2006. Its largest geographic sources of revenue, in descending order, are: Asia (excluding Japan), Europe, the United States and Japan. Texas Instruments began operations in 1930 and is incorporated in Delaware.

Texas Instruments’ SEC file number is 001-03761.

Historical Performance of Texas Instruments

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	35.94	25.28	33.10
June 28, 2002	34.86	22.15	23.70
September 30, 2002	27.25	14.21	14.77
December 31, 2002	21.45	13.10	15.01
March 31, 2003	18.75	13.90	16.37
June 30, 2003	21.98	15.96	17.60
September 30, 2003	26.12	17.21	22.80
December 31, 2003	31.30	22.87	29.38
March 31, 2004	33.98	26.80	29.22
June 30, 2004	31.01	22.94	24.18
September 30, 2004	24.08	18.06	21.28
December 31, 2004	25.88	20.56	24.62
March 31, 2005	27.79	20.70	25.49
June 30, 2005	29.18	22.51	28.07
September 30, 2005	34.50	27.89	33.90
December 30, 2005	34.68	27.15	32.07
March 31, 2006	34.95	28.72	32.47
June 30, 2006	36.40	28.52	30.29
July 1, 2006 through July 31, 2006	30.90	26.77	29.78

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 10.00% interest rate on the notes among interest on the Deposit and Put Premium, [•]% constitutes interest on the Deposit and [•]% constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “— Hypothetical Examples” above for more information.

Reference Asset:	Texas Instruments
Initial Price:	$[•]
Barrier Price:	$[•]
Interest Rate:	10.00% per annum
Physical Delivery Amount:	[•] shares (with any fractional shares paid in cash)
Term of Notes:	1 year
Reinvestment Rate for Note Interest:	0%

Table of Hypothetical Returns

Final Price (% Change)		Investment in the Notes	Investment in the Reference Asset
+	100%	10.00%	100.00%
+	90%	10.00%	90.00%
+	80%	10.00%	80.00%
+	70%	10.00%	70.00%
+	60%	10.00%	60.00%
+	50%	10.00%	50.00%
+	40%	10.00%	40.00%
+	30%	10.00%	30.00%
+	20%	10.00%	20.00%
+	10%	10.00%	10.00%
	0%	10.00%	0.00%

		Barrier Price Ever Breached?
		YES	NO
-	10%	0.00%	10.00%	-10.00%
-	20%	-10.00%	10.00%	-20.00%
-	30%	-20.00%	N/A	-30.00%
-	40%	-30.00%	N/A	-40.00%
-	50%	-40.00%	N/A	-50.00%
-	60%	-50.00%	N/A	-60.00%
-	70%	-60.00%	N/A	-70.00%
-	80%	-70.00%	N/A	-80.00%
-	90%	-80.00%	N/A	-90.00%
-	100%	-90.00%	N/A	-100.00%

FWP-14